KEGLER, BROWN, HILL & RITTER










                                 August 13, 1997


Synetic, Inc.
669 River Drive
Elmwood Park, NJ 07407-1361



Dear Ladies and Gentlemen:
         We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Satement on Form S-8, including the Form S-3 resale prospectuses included therein, filed with the Securities and Exchange Commission, of Synetic's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. We also consent to all references to our firm included in such Registration Statements.


Columbus, Ohio
August 13, 1997                        Very truly yours,

                                       KEGLER, BROWN, HILL & RITTER CO., L.P.A.




                                       By:/s/ Jack A. Bjerke
                                          --------------------------------------
                                          Jack A. Bjerke, Vice President

JAB:wlm